UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On September 6, 2023, Tim Baxter informed the board of directors (the “Board”) of Express, Inc. (the “Company”) of his decision to resign as Chief Executive Officer and as a member of the Board. Mr. Baxter’s resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

On September 6, 2023, the Board appointed Stewart Glendinning as Chief Executive Officer of the Company, effective as of September 15, 2023 (the “Effective Date”), to succeed Mr. Baxter. Also, effective as of such date, Mr. Glendinning will join the Board to fill the vacancy resulting from Mr. Baxter’s resignation as a Class I director of the Company and serve a term expiring at the Company’s 2026 annual meeting of shareholders and thereafter until his successor is duly elected and qualified.

Mr. Glendinning, age 58, joins the Company from Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies, where he most recently served as Group President, Prepared Foods from October 2022 to September 2023 and as Executive Vice President and Chief Financial Officer from February 2018 to October 2022 after serving as Executive Vice President since his initial employment by Tyson Foods in December 2017. Prior to that, Mr. Glendinning held several successive leadership positions at Molson Coors Beverage Company, including as President and CEO of Molson Coors International. Before joining Molson Coors in 2005, Stewart worked at KPMG LLP and then The Hackett Group, both professional services companies, where he held various senior audit and consulting roles. Mr. Glendinning also serves on the board of directors of The North West Company Inc. (TSX: NWC), a leading retailer of food and everyday products and services to rural communities and urban neighborhoods in Canada, Alaska, the South Pacific and the Caribbean. He holds a bachelor’s degree in accounting from the College of William and Mary and a J.D. from the University of Miami.

There are no arrangements or understandings between Mr. Glendinning and any other person pursuant to which Mr. Glendinning was appointed as Chief Executive Officer or director of the Company. Mr. Glendinning does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any transactions between Mr. Glendinning (or any of his immediate family members) and the Company that require disclosure under Item 404(a) of Regulation S-K.

Separation Agreement with Mr. Baxter

In connection with Mr. Baxter’s departure from the Company, the Company and Mr. Baxter entered into a separation agreement (the “Separation Agreement”) dated as of September 11, 2023. Pursuant to the terms and conditions of the Separation Agreement, and in exchange for a release of claims and Mr. Baxter’s continued compliance with the restrictive covenants set forth in the Separation Agreement, the Company has agreed to pay Mr. Baxter: (i) an amount equal to 1.0 times his base salary ($1,350,000) payable in 12 substantially equal monthly installments commencing no later than 60 days following the date of termination; (ii) a lump sum amount equal to the actual short-term incentive compensation he would have received, based on actual achievement, had he remained employed with the Company through the end of fiscal 2023, payable on the date on which short-term incentive compensation for each such period is paid to executives generally; and (iii) if Mr. Baxter timely elects the continuation of coverage, an amount equal to the monthly medical and dental care plan premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for a 12-month period, payable in 12 substantially equal monthly installments commencing no later than 60 days following the date of termination. In addition to the amounts described above, the Company will also pay Mr. Baxter any earned but unpaid base salary as of the date of termination and reimburse him for any and all monies advanced or expenses incurred through the date of termination. Mr. Baxter’s equity awards will vest as and to the extent provided for in the agreements related to those awards.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Employment Agreement with Mr. Glendinning

On September 6, 2023, the Company and Mr. Glendinning entered into an employment agreement (the “Employment Agreement”) setting forth the key terms, including compensation and benefits, of his employment as Chief Executive Officer. The Employment Agreement has an initial three-year term ending on September 15, 2026 and is subject to automatic renewal for successive 12-month terms unless written notice of non-renewal is delivered by either party to the other not less than 60 days prior to the expiration of the then-existing term. Notwithstanding any other provision of the Employment Agreement, the Employment Agreement may be terminated at any time by the Company or Mr. Glendinning.

Pursuant to the Employment Agreement, Mr. Glendinning (i) will receive an annual base salary equal to $1,350,000, subject to annual review and increase from time to time in the discretion of the Compensation and Governance Committee of the Board (the “Committee”); (ii) will be eligible to participate in the Company’s short-term incentive compensation plan at an annual target award amount of 150% of his base salary, pro-rated for service during any partial performance period; provided, however, that (a) for the 12-month period beginning on the Effective Date, Mr. Glendinning will be entitled to receive an annual incentive award in an amount no less than his annual target award amount, and (b) for the period beginning on September 15, 2024 and ending on the last day of fiscal 2024, Mr. Glendinning will be entitled to receive a pro-rata amount of his annual target award amount (based on the number of days in such portion of fiscal 2024) according to performance levels agreed with the Committee that were achieved for such portion of fiscal 2024; and (iii) will be eligible for cash/and or equity long-term incentive awards in the Committee’s discretion. Commencing for fiscal 2024, Mr. Glendinning’s annual long-term incentive target award amount will equal $4,200,000, with 50% of the award vesting in equal installments on each of the first three anniversaries of the grant date and the remaining 50% of the award vesting on the third anniversary of grant date subject to the achievement of performance-based vesting conditions established by the Committee.

Also in connection with his appointment, Mr. Glendinning will be eligible to receive a cash make-whole bonus equal to $2,000,000, 50% of which will be payable on January 1, 2024, and 50% of which will be payable on January 1, 2025, subject to his continuous employment through January 1, 2025. Mr. Glendinning will also be eligible for an inducement grant consisting of 150,000 performance-based restricted stock units (“PSUs”) that will become eligible to vest (with a maximum payout of 200% of target) on the last day of fiscal 2026 based on the Company’s stock price performance during the period between the grant date and the last day of fiscal 2026. Mr. Glendinning will be entitled to participate in all employee benefit plans and programs maintained by the Company and made available to senior executives of the Company generally.

Under the Employment Agreement, if Mr. Glendinning’s employment with the Company is terminated by the Company other than for death, “disability” or “cause,” or by Mr. Glendinning for “good reason” (in each case as defined therein), or if Mr. Glendinning’s employment with the Company terminates due to the expiration of the initial term or any renewal term on or prior to the sixth anniversary of the Effective Date based upon notice of non-renewal by the Company, and Mr. Glendinning signs a general release and continues to comply with the restrictive covenants set forth in the Employment Agreement, then Mr. Glendinning will be entitled to receive: (i) a lump sum equal to 1.5 times his base salary paid no later than 60 days following the date of termination, (ii) the amount of any unpaid short-term incentive compensation for any performance period ending prior to the date of termination, based on actual achievement; (iii) a short-term incentive compensation amount for the performance period during which the date of termination occurs, based on actual achievement and pro-rated based on the number of days employed during the performance period; provided, however, that if Mr. Glendinning’s employment is terminated prior to September 15, 2024, he will receive no less than the full amount of the annual incentive target award; and (iv) if Mr. Glendinning timely elects the continuation of coverage, a lump sum equal to the monthly medical and dental care plan premium under COBRA for an 18-month period paid no later than 60 days following the date of termination. In addition to the amounts described above, the Company will also pay Mr. Glendinning any earned but unpaid base salary as of the date of termination and reimburse him for any and all monies advanced or expenses incurred through the date of termination.

The Employment Agreement includes customary restrictions with respect to the use of the Company’s confidential information and provides that all intellectual property developed or conceived by Mr. Glendinning while he is employed by the Company that relates to its business is Company property. During Mr. Glendinning’s term of employment with the Company and during the one-year period immediately thereafter, Mr. Glendinning has agreed not to, directly or indirectly: (i) own, manage, operate, join, control, be employed by, consult with, participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner or otherwise), any entities that compete or plan to compete with the Company or (ii) solicit any of the Company’s employees.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing Mr. Glendinning’s appointment as the Company’s Chief Executive Officer is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement, dated as of September 11, 2023, by and between Express, Inc., Express, LLC and Timothy Baxter.

10.2	Employment Agreement, dated September 6, 2023, by and among Express, Inc., Express, LLC and Stewart Glendinning.

99.1	Press Release of Express, Inc., dated September 6, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: September 11, 2023	By:	/s/ Jason Judd
	Name:	Jason Judd
	Title:	Senior Vice President, Chief Financial Officer and Treasurer